Report of Independent Auditors


To the Shareholders
and Board of Trustees of
LIR Money Series

In planning and performing our audits of the financial statements of LIR Money Series (comprising, respectively, the Cash Reserves Fund, Liquid Assets Fund and
Select
Money Fund), for the period ended April 30, 2000 for the
Cash Reserves Fund and the Liquid Assets Fund and for the year ended April 30, 2000 for the Select Money
Fund, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of LIR Money Series is
responsible for
establishing and maintaining internal control.
In fulfilling
this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certifies Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that mistakes caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at April 30, 2000.

This report is intended solely for the
information and use of
the shareholders, Board of Trustees and
management of LIR
Money Series and the Securities and Exchange
Commission
and is not intended to be and should not be used by anyone other than these specified parties.




               ERNST & YOUNG LLP
June 8, 2000